Exhibit 5.1

26 January 2018

Board of Directors

Strongbridge Biopharma Public Limited Company

Arthur Cox Building

10 Earlsfort Terrace

Dublin 2

D02 T380

Ireland

Re:                             Strongbridge Biopharma Public Limited Company

Dear Sirs,

1.                                      Basis of Opinion

1.1                               We are acting as Irish counsel to Strongbridge Biopharma Public Limited Company, a public company limited by shares, incorporated under the laws of Ireland, company number 562659, with its registered office at Arthur Cox Building, 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland (the “Company”) in connection with:

(a)                                 the registration statement (the “Registration Statement”) on Form F-3 filed with the United States Securities and Exchange Commission (the “SEC”) on 28 April 2017 under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the offering and issuance and sale by the Company, from time to time, of up to $150,000,000 of ordinary shares of US$0.01 each (“Ordinary Shares”), preferred shares of US$0.01 each, debt securities of the Company, warrants to purchase Ordinary Shares, preferred shares and/or debt securities, rights to purchase Ordinary Shares, preferred shares, and/or debt securities, purchase contracts in respect of a specific or variable number of Ordinary Shares, preferred shares, debts securities, warrants or rights, or securities of an entity affiliated with the Company or any combination of the above and/or units consisting of Ordinary Shares, preferred shares, one or more debt securities, warrants, rights or purchase contracts in one or more series, in any combination, pursuant to the terms of a base prospectus dated 8 May 2017 contained in the Registration Statement (the “Base Prospectus”) and any prospectus supplement to the Base Prospectus;

(b)                                 the Underwriting Agreement, dated 26 January 2018 (the “Underwriting Agreement”, together with the Base Prospectus and the Registration Statement the “Transaction Documents”), by and between the Company and Cantor Fitzgerald & Co., as representative of the several underwriters named in Schedule A thereto (the “Underwriter”); and

(c)                                  the issuance and sale by the Company, and the purchase by the Underwriters, severally, of an aggregate of 5,000,000 Ordinary Shares, and up to an additional 750,000 Ordinary Shares to be issued and sold by the Company pursuant to a 30-day over-allotment option granted pursuant to Section 2(c) of the Underwriting Agreement.

(the “Transaction”).

1.2                               This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland. We have made no investigation of and we express no opinion as to the laws of any other jurisdiction or the effect thereof.

1.3                               This Opinion is also strictly confined to the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter.

1.4                               We have examined:

(a)                                 the documents listed in the schedule (the “Schedule”) to this opinion (the “Documents”);

(b)                                 the searches listed at paragraph 1.6 below (the “Searches”); and

(c)                                  such other documents and records as we have deemed necessary to enable us to render the opinions set forth below.

1.5                               In giving this Opinion, we have examined and relied on copies of the Documents sent to us by e-mail in pdf or other electronic format.

1.6                               For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on 26 January 2018:

(a)                                 on the file of the Company maintained by the Registrar of Companies in Dublin for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)                                 in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search; and

(c)                                  in the Central Office of the High Court in Dublin for any proceedings and petitions filed in the last two years.

2.                                      Opinion

Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1                               The Company is a public company limited by shares and is duly incorporated and validly existing under the laws of Ireland.

2.2                               The Ordinary Shares, when issued and allotted in accordance with all necessary corporate action of the Company, shall be validly issued, fully paid up and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issuance of such Ordinary Shares).

3.                                      Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement

3.1                               that, when filed with the SEC, the Registration Statement and any amendments to the Registration Statement (including post effective amendments) did not differ in any material respect from the final draft that we examined and was declared effective under the Securities Act on 8 May 2017 and that no order suspending the effectiveness of the Registration Statement has been issued by the SEC and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or threatened by the SEC;

3.2                               that the filing of the Registration Statement with the SEC was authorised by all necessary actions under all applicable laws other than Irish law;

3.3                               that, if the Ordinary Shares are to be sold pursuant to a definitive purchase, subscription, underwriting or similar agreement, such agreement will have been duly authorised, executed and delivered by the Company and the other parties thereto;

3.4                               that any Ordinary Shares issued under the Registration Statement will be in consideration of the receipt by the Company prior to the issuance of such Ordinary Shares pursuant thereto of either cash or the release of a liability of the Company for a liquidated sum, at least equal to the nominal value of such Ordinary Shares and any premium required to be paid up on the Ordinary Shares pursuant to their terms of issuance;

3.5                               that, at the time of any issuance of any Ordinary Shares there will be sufficient authorised but unissued share capital available for issuance by the board of directors of the Company (the “Board”) under the constitution of the Company (the “Constitution”) and not otherwise reserved for issuance and that the Board, or any appropriate committee appointed thereby, will have the valid authority to issue such Ordinary Shares on a non-pre-emptive basis;

3.6                               that, at the time of any issuance of any Ordinary Shares, the Company will have sufficient authorised but unissued share capital to issue the required number of Ordinary Shares, and the Company will not have prior to or by virtue of, such issuance, exceeded or exceed the maximum number of Ordinary Shares (as the case may be) permitted to be issued pursuant to the Constitution and the Companies Act;

3.7                               that, at the time of any issuance of any Ordinary Shares, the Company validly exists under the laws of Ireland and has the necessary corporate power and authority to issue such Ordinary Shares;

3.8                               that any issuance of Ordinary Shares will be in compliance with the Companies Act 2014 (the “Companies Act”), the Irish Takeover Panel Act 1997, Takeover Rules 2007 and 2008, and all applicable Irish company, takeover, securities, market abuse, insider dealing laws and other rules and regulations;

3.9                               that the Underwriting Agreement will have been duly authorised, executed and delivered by the parties thereto (other than the Company), as applicable, and constitutes legally valid and binding obligations on the parties thereto (other than the Company), enforceable against each of them in accordance with its terms;

3.10                        that the terms of the issuance of Ordinary Shares will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Underwriting Agreement, will not violate, conflict with or constitute a default under (a) the Constitution, (b) any agreement, instrument, undertaking, arrangement, deed or covenant affecting the Company or its properties or to which the Company is a party or otherwise bound or subject, (c) any law, rule or regulation to which the Company or its properties is subject, (d) any judicial or regulatory order or decree of any governmental authority or (e) any consent, approval, license, authorisation or validation of, or filing, recording or registration with, any governmental authority;

3.11                        that the Board will have taken all necessary corporate action, including the adoption of a resolution or resolutions of the Board in form and content as required by applicable law, to approve the issuance of the Ordinary Shares in accordance with thte Underwriting Agreement the consideration to be received therefor, the Underwriting Agreement, if any, and the execution thereof, and related matters (the “Authorisation”);

3.12                        that any power of attorney granted by the Company in respect of the issuance and allotment of the Securities shall have been duly granted, approved and executed in accordance with the Constitution, the Companies Act, the Powers of Attorney Act 1996 of Ireland and all other applicable laws, rules and regulations;

3.13                        that the Ordinary Shares will be paid up in consideration of the receipt by the Company prior to, or simultaneously with, the issuance of the Ordinary Shares of cash at least equal to the nominal value of such Ordinary Shares and that where Ordinary Shares are issued without the requirement for the payment of cash consideration by or on behalf of the relevant subsidiary, then such Ordinary Shares shall either be fully paid up by the Company or one of its subsidiaries within the time permitted by section 1027(1) of the Companies Act (and, in the case of the Company or a subsidiary incorporated in Ireland, in a manner permitted by sections 82(6) and 1043(1) of the Companies Act) or issued in accordance with section 1028(2) of the Companies Act;

3.14                        to the extent that any offer of the Ordinary Shares is made in any member state of the European Union (“Member State”), such offer is addressed to fewer than 150 natural or legal persons in each Member State, other than Qualified Investors (as defined in Directive 2003/71/EC on the prospectus to be published when securities are offered to the public or admitted to trading (as amended by Directive 2010/73/EU));

3.15                        that the Ordinary Shares will have been duly authorised, established, certificated, executed, delivered, countersigned and registered, as applicable, in accordance with the provisions of the Constitution, applicable law, the Underwriting Agreement and the Authorisation;

Authenticity and Bona Fides

3.16                        the truth, completeness, accuracy and authenticity of all Documents submitted to us as originals or copies of originals (and in the case of copies, conformity to the originals of such copies), the genuineness of all signatories, stamps and seals thereon and where incomplete Documents have been submitted to us that the originals of such Documents are identical to the last draft of the complete Documents submitted to us;

3.17                        that the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof and that such resolutions have not been amended or rescinded and are in full force and effect;

3.18                        that there is, at the relevant time of the allotment and issuance of the Ordinary Shares, no matter affecting the authority of the directors to allot and issue the Ordinary Shares, not disclosed by the Constitution or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this Opinion;

3.19                        that each director of the Company has disclosed any interest which he or she may have in the Transaction in accordance with the provisions of the Companies Act and the Constitution and none of the directors of the Company has any interest in the Transaction except to the extent permitted by the Constitution;

3.20                        the absence of fraud, coercion, duress or undue influence and lack of bad faith on the part of the Company and its respective officers, employees, agents and advisers and that the Company will issue the Securities in good faith, for its legitimate and bona fide business purposes;

3.21                        that the Constitution effective as of 9 September 2015 is the current constitution of the Company, is up to date and has not been amended or superseded and that there are no other terms governing the Ordinary Shares other than those set out in the Constitution;

Solvency and Insolvency

3.22                        that (i) the parties to the Transaction Documents were solvent and able to pay their debts within the meaning of section 570 of the Companies Act or any analogous provisions under any applicable laws immediately after the execution and delivery of the Transaction Documents; (ii) the parties to the Transaction Documents will not as a consequence of doing any act or thing which any Transaction Document contemplates, permits or requires the relevant party to do, be unable to pay its debts within the meaning of section 570 of the Companies Act or any analogous provisions under any applicable laws; (iii) no liquidator, receiver or examiner or other similar or analogous officer has been appointed in relation to any of the assets or undertakings of the parties to the Transaction Documents; and (iv) no petition for the making of a winding-up order or the appointment of an examiner or any similar officer or any similar or analogous procedure in any jurisdiction has been presented in relation to the parties to the Transaction Documents;

Accuracy of Searches and Warranties

3.23                        the accuracy and completeness of the information disclosed in the searches referred to in paragraph 1.6 above and that such information has not since the time of such search or enquiry been altered (it should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company);

3.24                        the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents;

Commercial Benefit

3.25                        that the Transaction Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interests and for their respective corporate benefit;

Financial Assistance and Connected Transactions

3.26                        that the Company is not, by entering into the Transaction Documents or performing its obligations thereunder, providing financial assistance for the purpose of an acquisition (by way of subscription, purchase, exchange or otherwise) made or to be made by any person of any shares in the Company which would be prohibited by section 82 of the Companies Act; and

3.27                        that none of the transactions contemplated by the Transaction Documents is prohibited by virtue of section 239 of the Companies Act, which prohibits certain transactions between companies and its directors or persons connected with its directors.

4.                                      Qualifications

The opinions set out in this Opinion are subject to the following reservations:

General Matters

4.1                               A particular course of dealing among the parties or an oral amendment, variation or waiver may result in an Irish court finding that the terms of the Transaction Documents have been amended, varied or waived even if such course of dealing or oral amendment, variation or waiver is not reflected in writing among the parties.

4.2                               No opinion is expressed on the irrevocability of, or on the enforceability of the delegation of, any power of attorney under the Transaction Documents.

4.3                               No opinion is expressed on any deed of assignment, transfer, accession or similar document executed after the date of this opinion in relation to any of the rights and obligations contained in the Transaction Documents.

4.4                               No opinion is expressed on any deed or agreement envisaged by the Transaction Documents to be entered at a future date or any future action taken by a party under the Transaction Documents.

4.5                               We express no opinion as to whether the Transaction Documents breach any other agreement or instrument.

Sanctions

4.6                               If a party to any Transaction Document or to any transfer of, or payment in respect of, the Transaction Documents is controlled by or otherwise connected with a person (or is itself) resident in, incorporated in or constituted under the laws of a country which is the subject of United Nations, European Union or Irish sanctions or sanctions under the Treaty on the Functioning of the European Union, as amended, or is otherwise the target of any such sanctions, then obligations to that party under the relevant Transaction Documents or in respect of the relevant transfer or payment may be unenforceable or void.

Execution of Documents

4.7                               We note the decision in the English case of R (on the application of Mercury Tax Ltd) v. Revenue and Customs Commissioners [2008] EWHC 2721. Although this decision will not be binding on the courts of Ireland it will be considered as persuasive authority. One of the decisions in that case would appear to indicate that a previously executed signature page from one document may not be transferred to another document, even where the documents in question are simply updated versions of the same document. Our Opinion is qualified by reference to the above referenced decision.

5.                                      Disclosure

This Opinion is addressed to you in connection with the registration of the Securities with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC and any amendments thereto.

6.                                      No Refresher

This opinion speaks only as of its date. We are not under any obligation to update this opinion from time to time or to notify you of any change of law, fact or circumstances referred to or relied upon in the giving of this opinion.

The opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof.

Yours faithfully

/s/ Arthur Cox
ARTHUR COX

SCHEDULE

The Documents

1.                                      A copy of the Registration Statement.

2.                                      A copy of the Base Prospectus.

3.                                      A copy of the Underwriting Agreement.

4.                                      The results of the Searches.

5.                                      A copy of the certificate of incorporation of the Company dated 26 May 2015.

6.                                      A copy of the certificate of a public company entitled to do business of the Company dated 28 May 2015.

7.                                      A copy of the certificate of incorporation on change of name of the Company dated 4 September 2015.

8.                                      A copy of the memorandum and articles of association of the Company as adopted by resolution of the shareholder of the Company on 3 September 2015, effective 9 September 2015.

9.                                      A copy of the corporate certificate of the secretary of the Company dated 26 January 2018.

10.                               A copy of the minutes of a meeting of the Board held on 6 April 2017.

11.                               A copy of the resolutions of the pricing committee of the Board held on 25 January 2018.

12.                               A copy of the letter of status from the Irish Companies Registration Office dated 26 January 2018.